[LOGO] MARYLAND
                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
                                                                         8304688




                         THE ARTICLES OF INCORPORATION

                                       OF

                        THE PRUDENTIAL SERIES FUND, INC.




  HAVE BEEN RECEIVED AND APPROVED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION THIS 15TH DAY OF NOVEMBER, 1982 AT 4:00 P.M. AND WILL BE RECORDED.






                                              BY /S/ PAUL B. ANDERSON
                                                 ---------------------
                                                     Paul B. Anderson


      301 West Preston Street, Baltimore, Maryland 21201 / Phone: 383-3720

================================================================================


                                STATE OF MARYLAND

                                   [LOGO NO.]   NO. 4359

                               STATE DEPARTMENT OF

                            ASSESSMENTS AND TAXATION

               301 West Preston Street, Baltimore, Maryland 21201




      THIS IS TO CERTIFY THAT the within instrument is a true copy of the




                           ARTICLES OF INCORPORATION

                                       OF

                        THE PRUDENTIAL SERIES FUND, INC.




as approved and received for record by the State Department of Assessments and Taxation of Maryland, November 15, 1982 at 4:00 o'clock P.M.




                                AS WITNESS my hand and official seal of the said Department at Baltimore this twenty-third day of November, 1982



                                            /S/ PAUL B. ANDERSON
                                            ------------------------------------
                                            Paul B. Anderson, Charter Specialist


================================================================================

                            ARTICLES OF INCORPORATION

                                       OF

                        THE PRUDENTIAL SERIES FUND, INC.


                                    ARTICLE I


THE UNDERSIGNED, Christopher P. Nicholas, whose post office address is PRUDENTIAL PLAZA, 745 Broad Street, Newark, New Jersey 07101, being at least 18 years of age, does hereby act as an incorporator, under and by virtue of the General Corporation Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.


                                   ARTICLE II

                                      NAME
                                      ----


The name of the corporation is THE PRUDENTIAL SERIES FUND, INC.


                                   ARTICLE III

                               PURPOSE AND POWERS
                               ------------------


The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carry on and promoted by it are as follows:

(1) To conduct and carry on the business of an investment company of the management type.

(2) To hold, invest and reinvest its assets in securities, and in connection therewith to hold part or all of its assets in cash.

(3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the General Corporation Law of the State of Maryland and by these Articles of Incorporation, as its Board of Directors may determine, provided, however, that the value of the consideration per share to be received by the Corporation upon the sale or other disposition of any shares of its capital stock shall be not less than the net asset value per share of such capital stock outstanding at the time of such event.

(4) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the General Corporation Law of the State of Maryland and by these Articles of Incorporation.

(5) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of any of the foregoing purposes or objects.

The Corporation shall be authorized to exercise and enjoy all the powers, rights and privileges granted to, or conferred upon, corporations by the General Corporation law of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT
                       -----------------------------------


The post office address of the principal office of the Corporation in this State is c/o United States Corporation Company, 2 Hopkins Plaza, 1300 Mercantile Bank and Trust Building, Baltimore, Maryland 21201. The name of the resident agent of the Corporation in this State is United States Corporation Company, a corporation in this State, and the post office address of the resident agent is 2 Hopkins Plaza, 1300 Mercantile Bank and Trust Building, Baltimore, Maryland 21201.


                                    ARTICLE V

                                  CAPITAL STOCK
                                  -------------


The total number of shares of capital stock which the Corporation shall have authority to issue is TWO BILLION (2,000,000,000) shares of the par value of One Cent ($0.01) per share and of the aggregate par value of $20,000,000. One billion eight hundred million ($1,800,000,000) shares shall be divided into the following classes of capital stock, each class comprising the number of shares and having the designations indicated, subject, however, to the authority to increase and decrease the number of shares of any class hereinafter granted to the Board of Directors.

                CLASS                                           NUMBER OF SHARES
                -----                                           ----------------

Money Market Portfolio Capital Stock                               400,000,000
Long Term Bond Portfolio Capital Stock                             200,000,000
Common Stock Portfolio Capital Stock                               200,000,000
Qualified Common Stock Portfolio Capital Stock                     200,000,000
Aggressively Managed Flexible Portfolio Capital Stock              200,000,000
Qualified Aggressively Managed Flexible Portfolio
  Capital Stock                                                    200,000,000
Conservatively Managed Flexible Portfolio
  Capital Stock                                                    200,000,000
Qualified Conservatively Managed Flexible Portfolio
  Capital Stock                                                    200,000,000


The balance of two hundred million (200,000,000) shares of such stock may be issued in such classes, or in any new class or classes each comprising such number of shares and having such designations, such powers, preferences and rights and such qualifications, limitations and restrictions as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors, to whom authority so to fix and determine the same is hereby expressly granted. In addition, the Board of Directors is hereby expressly granted authority to increase or decrease the number of shares of any class, but the number of shares of any class shall not be decreased by the Board of Directors below the number of shares thereof then outstanding.

The holder of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the class, then standing in his name on the books of the Corporation. On any matter submitted to a vote of stockholders, all shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class expect that (1) when otherwise expressly required by the Maryland General Corporation Law or the Invest-ment Company Act of 1940, as amended, shares shall be voted by individual class;
(2) only shares of the respective portfolios are entitled to vote on matters concerning only that Portfolio; and (3) fundamental policies, as specified in
Article XIV of the by-laws, may be changed, with respect to any Portfolio, if such change is approved by a majority (as defined under the Investment Company Act of 1940) of the capital stock of such Portfolio.

Each class of stock of the Corporation shall have the following powers, preferences or other special rights, and the qualifications, restrictions, and limitations thereof shall be as follows:

(1) The shares of each class, when issued, will be fully paid and nonassessable, have no preference, preemptive, conversion, exchange, or similar rights, except as set forth in (2) below, and will be freely transferable.

(2) The consideration received by the Corporation for the sale of capital stock shall become part of the assets of the Portfolio to which the capital stock of the class relates. Each share of the capital stock of each class shall have a pro rata interest in the assets of the Portfolio to which the capital stock of that class relates and shall have no interest in the assets of any other Portfolio.

(3) The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock, the amount of such dividends and distributions and the payment of them being wholly in the discretion of the Board of Directors.

(i) Dividends or distributions on shares of any class of stock shall be paid only out of earned surplus or other lawfully available assets belonging to such class.

(ii) Inasmuch as one goal of the Corporation is to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and Regulations promulgated thereunder, and inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal years as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for Federal income tax in respect of that year. In furtherance, and not in limitation of the foregoing, in the event that a class of shares has a net capital loss for a fiscal year, and to the extent that a net capital loss for a fiscal year offsets net capital gains from one or more of the other classes, the amount to be deemed available for distribution to the class or classes with the net capital gain may be reduced by the amount offset.

(4) The assets belonging to any class of stock shall be charged with the liabilities in respect to such class, and shall also be charged with their share of the general liabilities of the Corporation in proportion to the asset values of the respective classes. The determination of the Board of Directors shall be conclusive as to the amount of liabilities or the amount of any general assets of the Corporation, as to whether such liabilities or assets are allocable to one or more classes, and as to the allocation of such liabilities or assets to a given class or among several classes.

(5) With the approval of a majority of the stockholders of each of the affected classes of capital stock, the Board of Directors may transfer the assets of any Portfolio to any other Portfolio. Upon such a transfer, the Corporation shall issue shares of capital stock representing interests in the Portfolio to which the assets were transferred in exchange for all shares of capital stock representing interests in the Portfolio from which the assets were transferred. Such shares shall be exchanged at their respective net asset values.

                                   ARTICLE VI

                PROVISIONS FOR DEFINING, LIMITING, AND REGULATING
                -------------------------------------------------
                    CERTAIN POWERS OF THE CORPORATION AND OF
                    ----------------------------------------
                         THE DIRECTORS AND STOCKHOLDERS
                         ------------------------------


(1) The number of directors of the Corporation shall be five (5), which number may be increased or decreased pursuant to the by-laws of the Corporation but shall never be less than three (3). The names of the directors who shall act until the first annual meeting or until their successors are duly elected and qualify are:

 A. Douglas Murch

 Martin D. Vogt

 George E. Hartz, Jr.

 Paul S. Feinberg

 Christopher P. Nicholas

(2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the by-laws of the Corporation or in the General Corporation Law of the State of Maryland or in the Investment Company Act of 1940, as amended.

(3) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

(4) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland and as provided in the by-laws of the Corporation.

(5) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the by-laws of the Corporation except any particular by-law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act of 1940, as amended.

                                   ARTICLE VII

                                   REDEMPTION
                                   ----------


Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and the Corporation shall redeem all shares of such capital stock tendered to it for redemption at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation, except that capital stock of any class may be redeemed in kind with the assets of the Portfolio to which the class relates if the Board of Directors deems such action desirable.

                                  ARTICLE VIII

                              DETERMINATION BINDING
                              ---------------------


Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin", a sale of securities "short", or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


                                   ARTICLE IX

                               PERPETUAL EXISTENCE
                               -------------------


The duration of the Corporation shall be perpetual.


                                    ARTICLE X

                                    AMENDMENT
                                    ---------


The Corporation reserves the right from time to time to make any amendment of its charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its charter, of any outstanding stock.

IN WITNESS WHEREOF, the undersigned incorporator of THE PRUDENTIAL SERIES FUND, INC. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

Dated the 12th day of November, 1982.



                                         BY /S/ CHRISTOPHER P. NICHOLAS
                                            ---------------------------
                                                Christopher P. Nicholas




State of New Jersey)

County of Essex    )ss



            On this 12th day of November, 1982, before me personally appeared Christopher P. Nicholas, to me known and known to me to be the person mentioned and described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.



                             /S/  VICKI HERBST
                             -----------------
                               Notary Public



                                            [STAMP}
                                            VICKI HERBST
                                            A Notary Public of New Jersey
                                            My Commission Expires July 12, 1987
                                            -----------------------------------

                           [8304688]
[550]


                                          [STAMP]
                                   STATE DEPARTMENT OF
                                 ASSESSMENTS AND TAXATION
                                    APPROVED FOR RECORD
                               Time               Mo. Day Year
                               [4:00               11/15/82]
                             ---------------------------------
                              690  BONUS TAX
                             ---------------------------------
                               36  RECORDING FEE
                             ---------------------------------
                                   LIMITED PARTNERSHIP FEE
                             ---------------------------------
                       [#4359]  6  OTHER     [1-CC]
                             ---------------------------------
                                         CASH  [ ] APPROVED BY
                              732  TOTAL CHECK [x]    [2A]
                             ---------------------------------



                                                                      [SEAL]





                                                          [STAMP]
                                                AFTER RECORDING RETURN TO
                                                  U.S. CORPORATION LAWS
                                         1300 Mercantile Bank and Trust Building
                                                       2 Hopkins Plaza
                                                 Baltimore, Maryland 21201

                            ARTICLES OF INCORPORATION
[ROLL 174 FACE 612]
                                       OF

                        THE PRUDENTIAL SERIES FUND, INC.
[175]




approved and received for record by the State Department of Assessments and Taxation of Maryland November 15, 1982 at 4:00 o'clock P.M. as in conformity with law and order recorded.
                                      [14]
                                   ----------


     Recorded in Liber [2563], folio 00795 one of the Charter Records of the State Department of Assessments and Taxation of Maryland.

                                   ----------


Bonus tax paid $690.00    Recording fee paid $36.00    Special Fee Paid $
               -------                       ------                     --------

                                   ----------


To the clerk of the Superior Court of Baltimore City

     IT IS HEREBY CERTIFIED, that the within instrument, together with all indorsements thereon, has been received, approved and recorded by the State Department of Assessments and Taxation of Maryland.

     AS WITNESS my hand and seal of the said Department of Baltimore


                                             /S/ PAUL B. ANDERSON
                                            ---------------------




     [SEAL]
                                                A 133942
                                                 8304688

                              RECEIVED FOR RECORD
                          MARCH 16, 1983 AT 9 O'CLOCK,
                        A.M. SAME DAY RECORDED IN LIBER
                            S.E.B. NO. 174 FOLIO 599 &c,
                          ONE OF THE CHARTER RECORD OF